Profile: Key Statistics: (Data as of 03.31.20) S&T Bancorp, Inc. is a $9.0 billion financial holding company headquartered in Indiana, PA, located about 55 miles Stock Price $27.32 Total Assets (in $ millions) $9,005 northeast of Pittsburgh, PA. Market Cap (in $ billions) $1.1 Founded in 1902 with a single location in Common BV/Share $30.06 Indiana, PA, S&T Bancorp, Inc. has Dividend Yield (annualized) 4.10% expanded to five markets including Tangible BV/Share (non-GAAP) $20.29 Price/Earnings (LTM) 10.9 Western PA, Eastern PA, Northeast OH, Central OH and Upstate NY. S&T provides a full range of financial services to individuals and businesses in PA and OH and has loan production offices in Upstate NY. Investment Thesis: S&T Operates in • Above peer performance Five Markets • Demonstrated expense discipline and efficiency • Organic growth • Strategic and effective mergers and expansion • Exposure to five regional markets • The right size Recent Mergers and Expansions: November 30, 2019 August 13, 2018 Eastern PA Northeast OH DNB Bank acquired LPO opens in Independence OH November 4, 2019 October 31, 2016 Eastern PA Western PA LPO opens in Greater Berks, PA LPO opens in Pittsburgh, PA May 29, 2019 December 21, 2015 (LPO 2012) Upstate NY Northeast OH LPO opens in Buffalo, NY Branch opens in Akron, OH April 22, 2019 March 24, 2015 Northeast OH Upstate NY Branch opens in Cuyahoga Falls, OH LPO opens in Rochester, NY March 4, 2019 (LPO 2014) March 4, 2015 Central OH Eastern PA Branch opens in Hillard, OH Integrity Bank acquired

S&T Bancorp Inc.

STBA
Nasdaq Listed

Senior Management:

Todd D. Brice
Chief Executive Officer

David G. Antolik
President

Mark Kochvar
Chief Financial Officer

David P. Ruddock
Chief Operating Officer

Rebecca A. Stapleton
Chief Banking Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.com

For more information visit stbancorp.com or stbank.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2020.

DA Davidson
Russell Gunther • 212.223.5403
rgunther@dadco.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
collyn.gilbert@kbw.com

Raymond James
William J. Wallace IV • 301.657.1548
william.wallace@raymondjames.com

Financial Highlights:

	1Q20	2019	2019 Excludes Merger Exp[1]	2018	2017	2017 Excludes DTA[2]
Net Income (in thousands)	$13,231	$98,234	*$107,478*	$105,334	$72,968	*$86,401*
Diluted Earnings per Share	$0.34	$2.82	*$3.09*	$3.01	$2.09	*$2.47*
Dividends Declared per Share	$0.28	$1.09		$0.99	$0.82	
Total Assets (in millions)	$9,005	$8,765		$7,252	$7,060	
Total Loans (in millions)	$7,254	$7,142		$5,949	$5,766	
Total Deposits (in millions)	$7,058	$7,037		$5,674	$5,428	
Return on Average Assets[3]	0.61%	1.32%	*1.45%*	1.50%	1.03%	*1.22%*
Return on Average Equity[3]	4.47%	9.98%	*10.92%*	11.60%	8.37%	*9.90%*
Return on Tangible Equity[3](non-GAAP)	6.82%	14.41%	*15.76%*	17.14%	12.77%	*15.08%*
Net Interest Margin (FTE) (non-GAAP)	3.53%	3.64%		3.64%	3.56%	
Nonperforming Assets/ Loans + OREO	1.06%	0.81%		0.83%	0.42%	
Allowance for Credit Losses/ Total Portfolio Loans	1.34%	0.87%		1.03%	0.98%	
Net Loan Charge-offs/Average Loans[3]	0.63%	0.22%		0.18%	0.18%	
Risk-based Capital - Total	12.73%	13.22%		13.21%	12.55%	
Tangible Common Equity/ Tangible Assets (non-GAAP)[3]	9.21%	9.68%		9.28%	8.72%	

[1] These are non-GAAP numbers that adjust for $11.4 million of merger related expenses in 2019.
[2] These are non-GAAP numbers that adjust for the effects of a one-time, non-cash re-measurement of $13.4 million of our deferred tax asset in 2017.
[3] Quarterly metrics on an annualized basis

Total Annualized Shareholder Return

Includes reinvested dividends
(Data as of 03.31.20)

	1 YR	3 YR	5 YR	10 YR
STBA	(28.70)%	(5.23)%	1.82%	5.57%
S&P 600 Bank	(25.81)%	(8.72)%	2.23%	7.06%
NASDAQ Bank	(28.61)%	(11.16)%	0.35%	4.97%
S&P 500	(6.93)%	5.09 %	6.71%	10.51%

Source: Bloomberg

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-K filed with the Securities and Exchange Commission and any subsequently filed reports containing updates to these risks. Any such forward-looking statement or other information herein speaks only as of the particular dates referenced or the date such information or statement is made, and S&T undertakes no obligation to update any such information.
This document also contains or references, certain non-GAAP financial measures. Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports in Exhibit 99.1 of Form 8-K for S&T Bancorp, Inc. and subsidiaries..